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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated July 16, 1996 in this Registration Statement on Form S-1 and related Prospectus of CN Biosciences, Inc. for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                              ERNST & YOUNG LLP

San Diego, California
July 17, 1996